Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-135583, 333-114932, 333-62188, 333-34095, 333-81453, 333-169489 and 333-169490) of our report dated September 1, 2011 relating to our audit of the consolidated financial statements of Cables Unlimited, Inc. (an “S” Corporation) as of December 31, 2010 and for the year then ended, included in Amendment No. 1 to the Current Report on Form 8-K/A of RF Industries, Ltd. filed with the Securities and Exchange Commission.

/s/ J.H. Cohn LLP

Jericho, New York
September 6, 2011